AMENDMENT NO. 2, dated as of November 30, 2010 (this “Amendment”), to the Loan and Security Agreement (as amended, restated, supplemented or modified, from time to time, the "Agreement") dated January 14, 2010, by and between LAKELAND INDUSTRIES, INC., a Delaware corporation ("Borrower") and TD BANK, N.A., a national banking association ("Lender").

RECITALS

WHEREAS, the Borrower has requested and the Lender has agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.           Amendments.

(a)           The definition of the term “Revolving Credit Maturity Date” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“Revolving Credit Maturity Date - January 14, 2013.”

(b)           The reference in Section 7.6(a) of the Agreement to the amount “$1,000,000” is hereby amended and replaced with the amount “$2,000,000”.

2.           Conditions of Effectiveness.  This Amendment shall become effective as of the date hereof, upon receipt by the Lender of (a) this Amendment, duly executed by the Borrower and the Guarantor, and (b) an additional revolving credit closing fee of $83,333.33, applicable to the extension of the Revolving Credit Maturity Date.

3.           Conforming Amendments.  The Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.  The Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

4.           Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

(a)           After giving effect to this Amendment (i) each of the representations and warranties set forth in Article V of the Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of the date of this Amendment except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date, and (ii) no Default or Event of Default has occurred and is continuing as of the date hereof or shall result from after giving effect to this Amendment.

(b)           The Borrower has the power to execute, deliver and perform this Amendment and each of the other agreements, instruments and documents to be executed by it in connection with this Amendment.  No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of this Amendment and the other agreements, instruments and documents executed in connection with this Amendment by the Borrower, other than registration, consents and approvals received prior to the date hereof and disclosed to the Lender and which are in full force and effect.

(c)           The execution, delivery and performance by the Borrower of this Amendment and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment, and the execution and delivery by the Guarantor of the Consent to this Amendment, (i) have been duly authorized by all requisite corporate action, and (ii) will not violate  (A) any provision of law applicable to the Borrower or the Guarantor, any rule or regulation of any Governmental Authority applicable to the Borrower or the Guarantor or (B) the certificate of incorporation, by-laws, or other organizational documents, as applicable, of the Borrower or of the Guarantor.

                      (d)           This Amendment and each of the other agreements, instruments and documents executed in connection with this Amendment to which the Borrower or the Guarantor are a party have been duly executed and delivered by the Borrower and the Guarantor, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower and the Guarantor enforceable, as the case may be, in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

5.           Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or a waiver of any other provision of Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Agreement.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

6.           Reaffirmation.

The Borrower hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Borrower’s obligations under the Note, the Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment; (b) reaffirms and ratifies all the representations and covenants contained in each Security Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.

[next page is the signature page]

IN WITNESS WHEREOF, the Borrower and the Lender have signed and delivered this Amendment as of the date first written above.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: Chief Executive Officer and President

TD BANK, N.A.

By:	/s/ John Topolovec
Name: John Topolovec
Title: Vice President

CONSENT

The undersigned, not as parties to the Agreement but as Guarantor under the Guaranty and as a Grantor under the Security Agreement, hereby (a) accepts and agrees to the terms of the foregoing Amendment, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is party are, and shall remain, in full force and effect in accordance with their respective terms and (c) (i) all terms and provisions contained in the Loan Document to which it is a party are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

LAIDLAW, ADAMS & PECK, INC.

By:	/s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: President, Secretary and Director